EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-6659, 33-29615, 33-44807, 33-72922 and 333-14733 on Form S-8 and in
Registration Statement Nos. 33-87704 and 333-1847 on Form S-3 of our report, dated May 11, 1998, appearing in this Annual Report on Form 10-KSB of Dense-Pac Microsystems, Inc. for the year ended February 28, 1998.




     /s/ Deloitte & Touche LLP
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Costa Mesa, California
May 29, 1998